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                                                                    EXHIBIT 99.3
                        DIGITAL TELEVISION SERVICES, INC.
                                DTS CAPITAL, INC.

                                Offer to Exchange
                                      their
               Series B 12 1/2% Senior Subordinated Notes Due 2007
                      for any and all of their Outstanding
               Series A 12 1/2% Senior Subordinated Notes Due 2007

TO:      BROKERS, DEALERS, COMMERCIAL BANKS,
         TRUST COMPANIES AND OTHER NOMINEES:

         Digital Television Services, Inc. (the "Company") and DTS Capital, Inc. ("Capital" and, together with the Company, the "Issuers") is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the Prospectus dated December ___, 1997 (the "Prospectus") and the enclosed Letter of Transmittal (the "Letter of Transmittal"), their registered Series B 12 1/2% Senior Subordinated Notes due 2007 (the "Exchange Notes") for any and all of their outstanding Series A 12 1/2% Senior Subordinated Notes due 2007 (the "Private Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of July 30, 1997 between the Issuers and the other signatories thereto.

         We are requesting that you contact your clients for whom you hold Private Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Private Notes registered in your name or in the name of your nominee, or who hold Private Notes registered in their own names, we are enclosing the following documents:

         1.       Prospectus dated December ___, 1997;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Private Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

         4. A form of letter which may be sent to your clients for whose account you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         6. Return envelopes addressed to The Bank of New York, the Exchange Agent, for the Private Notes.

         YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY ____, 1998 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE ISSUERS. THE PRIVATE NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE LETTER OF TRANSMITTAL.

         To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Private Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and Prospectus.

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         If holders of Private Notes wish to tender, but it is impracticable for them to forward their certificates for Private Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Terms of the Exchange Offer -- Guaranteed Delivery Procedures."

         The Issuers will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Private Notes held by them as nominee or in a fiduciary capacity. The Issuers will pay or cause to be paid all stock transfer taxes applicable to the exchange of Private Notes pursuant to the Exchange Offer, except as set forth in Instruction 4 of the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Private Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                         Very truly yours,

                                         DIGITAL TELEVISION SERVICES, INC.
                                         DTS CAPITAL, INC.




         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures